EXHIBIT 99.1

News Release

DARLING INGREDIENTS INC. REPORTS FIRST QUARTER 2020 FINANCIAL RESULTS:

IRVING, TEXAS, May 6, 2020/PRNewswire/ Darling Ingredients Inc. (NYSE: DAR, “Darling”) --

First Quarter 2020

•	Net income of $85.5 million, or $0.51 per GAAP diluted share

•	Net Sales of $852.8 million

•	Adjusted EBITDA of $213.3 million

•	Diamond Green Diesel (“DGD”) earned $2.63 EBITDA per gallon on approximately 79 million gallons sold

•	Repurchased $55 million of common stock

Darling reported net sales of $852.8 million for the first quarter of 2020, as compared with net sales of $835.1 million for the same period a year ago. Net income attributable to Darling for the three months ended March 28, 2020 was $85.5 million, or $0.51 per diluted share, compared to a net income of $18.0 million, or $0.11 per diluted share, for the first quarter of 2019.

“We delivered a strong first quarter performance consistent with the guidance we provided on our February 2020 earnings call, generating $213 million of combined adjusted EBITDA,” said Randall C. Stuewe, Chairman and Chief Executive Officer of Darling Ingredients Inc. “The diversity of our global platform from food to feed to green hydrocarbon is helping us to weather the COVID-19 pandemic.”

“We continue to execute our global strategy of creating sustainable ingredients for feed, food and fuel, from the waste streams of the food processing industry and being a leader in the production of green hydrocarbons to assist with global decarbonization. First and foremost, Darling has acted to ensure that we are providing a safe work environment for our employees across our network of 200+ locations around the world,” added Stuewe. “We are also taking the necessary steps to safeguard our balance sheet in the current environment. While we anticipate some disruption and potential lighter volumes of raw materials processed in the coming quarter, accordingly, we are committed to managing and reducing operating expenses across the business. Consistent with this approach, we are targeting a deferral of 15% to 20% in capital expenditures until the uncertainty surrounding the COVID-19 outbreak improves.”

“In April, DGD had accumulated over $600 million of cash, sufficient to fund the phase II 2020 expansion of DGD and provide each joint venture partner with a $125 million distribution. Also, Darling anticipates receiving an additional $65 to $75 million in July consistent with the distribution policy at DGD,” stated Stuewe.

As of March 28, 2020, Darling had $76.4 million in cash and cash equivalents, and $795.9 million available under committed revolving credit agreements. Total debt outstanding at the end of the first quarter of 2020 was $1.75 billion.

Under Darling’s current share repurchase authorization, the Company repurchased 2.2 million shares of common stock during the first quarter for a total of $55 million. Darling has approximately $126 million remaining under its current authorization.

Combined adjusted EBITDA was $213.3 million for the first quarter of 2020, compared to $133.3 million for the same period in 2019.

News Release May 6, 2020 Page 2

Segment Financial Tables (in thousands)

Three Months Ended March 28, 2020	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total

Net sales	$512,625	$270,294	$69,923	$—	$852,842
Cost of sales and operating expenses	388,453	205,430	53,025	—	646,908
Gross margin	$124,172	$64,864	$16,898	$—	$205,934

Loss on sale of assets	50	2	9	—	61
Selling, general and administrative expenses	53,947	25,476	1,654	15,116	96,193
Depreciation and amortization	53,521	20,305	8,092	2,753	84,671
Equity in net income of Diamond Green Diesel	—	—	97,820	—	97,820
Segment operating income/(loss)	$16,654	$19,081	$104,963	$(17,869)	$122,829
Equity in net income of unconsolidated subsidiaries	$869	$—	$—	$—	$869
Segment Income/(loss)	$17,523	$19,081	$104,963	$(17,869)	$123,698

Segment EBITDA	$70,175	$39,386	$15,235	$(15,116)	$109,680
DGD Adjusted EBITDA (Darling's Share)	$—	$—	$103,634	$—	$103,634
Adjusted EBITDA	$70,175	$39,386	$118,869	$(15,116)	$213,314

Three Months Ended March 30, 2019	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total

Net sales	$495,819	$279,164	$60,121	$—	$835,104
Cost of sales and operating expenses	386,859	214,004	50,050	—	650,913
Gross margin	$108,960	$65,160	$10,071	$—	$184,191

Loss/(gain) on sale of assets	(4,391)	114	27	—	(4,250)
Selling, general and administrative expenses	48,831	21,887	(754)	15,039	85,003
Depreciation and amortization	49,369	19,511	7,798	2,486	79,164
Equity in net income of Diamond Green Diesel	—	—	24,277	—	24,277
Segment operating income/(loss)	$15,151	$23,648	$27,277	$(17,525)	$48,551
Equity in net loss of unconsolidated subsidiaries	$(504)	$—	$—	$—	$(504)
Segment Income/(loss)	$14,647	$23,648	$27,277	$(17,525)	$48,047

Segment EBITDA	$64,520	$43,159	$10,798	$(15,039)	$103,438
DGD Adjusted EBITDA (Darling's Share)	$—	$—	$29,828	$—	$29,828
Adjusted EBITDA	$64,520	$43,159	$40,626	$(15,039)	$133,266

News Release May 6, 2020 Page 3

Darling Ingredients Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
March 28, 2020 and December 28, 2019
(in thousands)

	March 28,	December 28,
	2020	2019
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$76,339	$72,935
Restricted cash	106	110
Accounts receivable, net	397,700	406,338
Inventories	381,432	362,957
Prepaid expenses	45,107	46,599
Income taxes refundable	3,106	3,317
Other current assets	26,270	25,032
Total current assets	930,060	917,288

Property, plant and equipment, net	1,764,120	1,802,411
Intangible assets, net	497,779	526,394
Goodwill	1,202,592	1,223,291
Investment in unconsolidated subsidiaries	802,184	689,354
Operating lease right-of-use assets	123,859	124,726
Other assets	42,653	47,400
Deferred income taxes	14,532	14,394
	$5,377,779	$5,345,258

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$86,397	$90,996
Accounts payable, principally trade	211,596	239,252
Income taxes payable	8,593	8,895
Current operating lease liabilities	37,472	37,805
Accrued expenses	307,688	311,391
Total current liabilities	651,746	688,339
Long-term debt, net of current portion	1,664,858	1,558,429
Long-term operating lease liabilities	91,250	91,424
Other noncurrent liabilities	111,145	115,785
Deferred income taxes	250,338	247,931
Total liabilities	2,769,337	2,701,908
Commitments and contingencies
Total Darling's stockholders' equity	2,543,565	2,565,819
Noncontrolling interests	64,877	77,531
Total stockholders' equity	$2,608,442	$2,643,350
	$5,377,779	$5,345,258

News Release May 6, 2020 Page 4

Darling Ingredients Inc. and Subsidiaries
Consolidated Operating Results
For the Periods Ended March 28, 2020 and March 30, 2019
(in thousands, except per share data)

	(First Quarter Unaudited)
	Three Months Ended
			$ Change
	March 28,	March 30,	Favorable
	2020	2019	(Unfavorable)
Net sales	$852,842	$835,104	$17,738
Costs and expenses:
Cost of sales and operating expenses	646,908	650,913	4,005
Loss (gain) on sale of assets	61	(4,250)	(4,311)
Selling, general and administrative expenses	96,193	85,003	(11,190)
Depreciation and amortization	84,671	79,164	(5,507)
Total costs and expenses	827,833	810,830	(17,003)
Equity in net income of Diamond Green Diesel	97,820	24,277	73,543
Operating income	122,829	48,551	74,278
Other expense:
Interest expense	(19,090)	(19,876)	786
Foreign currency gain/(loss)	1,664	(732)	2,396
Other income (expense), net	(1,881)	(2,525)	644
Total other expense	(19,307)	(23,133)	3,826
Equity in net income/(loss) of unconsolidated subsidiaries	869	(504)	1,373
Income before income taxes	104,391	24,914	79,477
Income tax expense	18,300	5,274	(13,026)
Net income	86,091	19,640	66,451
Net income attributable to noncontrolling interests	(581)	(1,628)	1,047
Net income attributable to Darling	$85,510	$18,012	$67,498

Basic income per share:	$0.52	$0.11	$0.41
Diluted income per share:	$0.51	$0.11	$0.40

Number of diluted common shares:	167,927	168,660

News Release May 6, 2020 Page 5

Darling Ingredients Inc. and Subsidiaries
Consolidated Statement of Cash Flows
Periods Ended March 28, 2020 and March 30, 2019
(in thousands)
(unaudited)

	Three Months Ended
	March 28,	March 30,
Cash flows from operating activities:	2020	2019
Net income	$86,091	$19,640
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	84,671	79,164
Loss/(gain) on disposal of property, plant, equipment and other assets	61	(4,250)
Gain on insurance proceeds from insurance settlements	—	(845)
Deferred taxes	6,377	(2,901)
Increase (decrease) in long-term pension liability	(264)	646
Stock-based compensation expense	10,818	10,327
Write-off deferred loan costs	—	27
Deferred loan cost amortization	1,416	1,574
Equity in net income of Diamond Green Diesel and other unconsolidated subsidiaries	(98,689)	(23,773)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	487	11,692
Income taxes refundable/payable	348	7,270
Inventories and prepaid expenses	(24,999)	(5,063)
Accounts payable and accrued expenses	(16,790)	(43,016)
Other	(14,981)	(1,891)
Net cash provided by operating activities	34,546	48,601
Cash flows from investing activities:
Capital expenditures	(61,599)	(84,269)
Acquisition, net of cash acquired	—	(1,431)
Gross proceeds from disposal of property, plant and equipment and other assets	379	7,868
Proceeds from insurance settlement	—	845
Payments related to routes and other intangibles	(3,416)	(2,778)
Net cash used by investing activities	(64,636)	(79,765)
Cash flows from financing activities:
Proceeds from long-term debt	8,264	2,138
Payments on long-term debt	(8,638)	(10,974)
Borrowings from revolving credit facility	219,933	156,829
Payments on revolving credit facility	(100,782)	(138,147)
Net cash overdraft financing	(9,594)	14,525
Issuance of common stock	67	12
Repurchase of common stock	(55,044)	—
Minimum withholding taxes paid on stock awards	(4,328)	(3,190)
Acquisition of noncontrolling interest	(8,784)	—
Distributions to noncontrolling interests	(688)	—
Net cash provided by financing activities	40,406	21,193
Effect of exchange rate changes on cash flows	(6,916)	(1,575)
Net increase/(decrease) in cash, cash equivalents and restricted cash	3,400	(11,546)
Cash, cash equivalents and restricted cash at beginning of year	73,045	107,369
Cash, cash equivalents and restricted cash at end of period	$76,445	$95,823
Supplemental disclosure of cash flow information:
Accrued capital expenditures	$(1,630)	$(8,623)
Cash paid during the period for:
Interest, net of capitalized interest	$5,863	$21,602
Income taxes, net of refunds	$11,453	$2,894
Non-cash operating activities:
Operating lease right of use asset obtained in exchange for new lease liabilities	$9,121	$4,794
Non-cash financing activities:
Debt issued for service contract assets	$21	$—

News Release May 6, 2020 Page 6

Diamond Green Diesel Joint Venture
Condensed Consolidated Balance Sheets
March 31, 2020 and December 31, 2019
(in thousands)

	March 31,	December 31,
	2020	2019
	(unaudited)
Assets:
Total current assets	$821,602	$668,026
Property, plant and equipment, net	779,961	713,489
Other assets	30,446	30,710
Total assets	$1,632,009	$1,412,225

Liabilities and members' equity:
Total current portion of long term debt	$496	$341
Total other current liabilities	70,758	75,802
Total long term debt	8,936	8,742
Total other long term liabilities	4,273	4,422
Total members' equity	1,547,546	1,322,918
Total liabilities and members' equity	$1,632,009	$1,412,225

Diamond Green Diesel Joint Venture
Operating Financial Results
Three Months Ended March 31, 2020 and March 31, 2019
(in thousands)

	(First Quarter Unaudited)
	Three Months Ended
			$ Change
	March 31,	March 31,	Favorable
	2020	2019	(Unfavorable)
Revenues:
Operating revenues	$358,615	$302,718	$55,897
Expenses:
Total costs and expenses less depreciation, amortization and accretion expense	151,347	243,063	91,716
Depreciation, amortization and accretion expense	11,774	11,418	(356)
Total costs and expenses	163,121	254,481	91,360
Operating income	195,494	48,237	147,257
Other income	461	641	(180)
Interest and debt expense, net	(315)	(324)	9
Net income	$195,640	$48,554	$147,086

News Release May 6, 2020 Page 7

Darling Ingredients Inc. reports Adjusted EBITDA results, which is a Non-GAAP financial measure, as a complement to results provided in accordance with generally accepted accounting principles (GAAP) (for additional information, see “Use of Non-GAAP Financial Measures” included later in this media release). The Company believes that Adjusted EBITDA provides additional useful information to investors. Adjusted EBITDA, as the Company uses the term, is calculated below:
Reconciliation of Net Income to (Non-GAAP) Adjusted EBITDA and (Non-GAAP) Pro forma Adjusted EBITDA Three months ended March 28, 2020 and March 30, 2019

	Three Months Ended
Adjusted EBITDA	March 28,		March 30,
(U.S. dollars in thousands)	2020		2019

Net income attributable to Darling	$85,510		$18,012
Depreciation and amortization	84,671		79,164
Interest expense	19,090		19,876
Income tax expense	18,300		5,274
Foreign currency loss/(gain)	(1,664)		732
Other expense, net	1,881		2,525
Equity in net (income) of Diamond Green Diesel	(97,820)		(24,277)
Equity in net (income)/loss of unconsolidated subsidiaries	(869)		504
Net income attributable to noncontrolling interests	581		1,628
Adjusted EBITDA (Non-GAAP)	$109,680		$103,438
Foreign currency exchange impact	2,158	(1)	—
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$111,838		$103,438

DGD Joint Venture Adjusted EBITDA (Darling's share)	$103,634		$29,828
Darling plus Darling's share of DGD Joint Venture Adjusted EBITDA	$213,314		$133,266

(1) The average rates assumption used in the calculation was the actual fiscal average rate for the three months ended March 28, 2020 of €1.00:USD$1.10 and CAD$1.00:USD$0.75 as compared to the average rate for the three months ended March 30, 2019 of €1.00:USD$1.14 and CAD$1.00:USD $0.75, respectively.

About Darling
Darling Ingredients Inc. is a global developer and producer of sustainable natural ingredients from edible and inedible bio-nutrients, creating a wide range of ingredients and specialty solutions for customers in the pharmaceutical, food, pet food, feed, technical, fuel, bioenergy, and fertilizer industries.  With operations on five continents, the Company collects and transforms all aspects of animal by-product streams into useable and specialty ingredients, such as collagen, edible fats, feed-grade fats, animal proteins and meals, plasma, pet food ingredients, organic fertilizers, yellow grease, fuel feedstocks, green energy, natural casings and hides. The Company also recovers and converts recycled oils (used cooking oil and animal fats) into valuable feed and fuel ingredients and collects and processes residual bakery products into feed ingredients. In addition, the Company provides environmental services, such as grease trap collection and disposal services to food service establishments. The Company sells its products domestically and internationally and operates within three industry segments: Feed Ingredients, Food Ingredients and Fuel Ingredients. For additional information, visit the Company's website at http://www.darlingii.com.

News Release May 6, 2020 Page 8

Darling Ingredients Inc. will host a conference call to discuss the Company’s first quarter 2020 financial results at 8:30 am Eastern Time (7:30 am Central Time) on Thursday, May 7, 2020. To listen to the conference call, participants calling from within North America should dial 1-844-868-8847; international participants should dial 1-412-317-6593. Please refer to access code 10142656. Please call approximately ten minutes before the start of the call to ensure that you are connected.
The call will also be available as a live audio webcast that can be accessed on the Company website at http://ir.darlingii.com. Beginning one hour after its completion, a replay of the call can be accessed through May 14, 2020, by dialing 1-877-344-7529 (U.S. callers), 1-855-669-9658 (Canada) and 1-412-317-0088 (international callers). The access code for the replay is 10142656. The conference call will also be archived on the Company’s website.
Use of Non-GAAP Financial Measures:
Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. Adjusted EBITDA is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Since EBITDA (generally, net income plus interest expenses, taxes, depreciation and amortization) is not calculated identically by all companies, this presentation may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated in this presentation and represents, for any relevant period, net income/(loss) plus depreciation and amortization, goodwill and long-lived asset impairment, interest expense, (income)/loss from discontinued operations, net of tax, income tax provision, other income/(expense) and equity in net loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company’s operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance.

As a result, the Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities and 5.25% Notes and 3.625% Notes that were outstanding at March 28, 2020. However, the amounts shown in this presentation for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities and 5.25% Notes and 3.625% Notes, as those definitions permit further adjustments to reflect certain other non-recurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange impact on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization.

Cautionary Statements Regarding Forward-Looking Information:
{This media release contains “forward-looking” statements regarding the business operations and prospects of Darling Ingredients Inc. and industry factors affecting it. These statements are identified by words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “could,” “may,” “will,” “should,” “planned,” “potential,” “continue,” “momentum,” and other words referring to events that may occur in the future. These statements reflect Darling Ingredient’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, each of which could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, among others, existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels

News Release May 6, 2020 Page 9

and greenhouse gas(“GHG”) emissions that adversely affect programs like the U.S. government’s renewable fuel standard, low carbon fuel standards (“LCFS”) and tax credits for biofuels both in the United States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), Highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), severe acute respiratory syndrome (“SARS”), bovine spongiform encephalopathy (or "BSE"), porcine epidemic diarrhea ("PED") or other diseases associated with animal origin in the United States or elsewhere, such as the outbreak of African Swine Fever (“ASF”) in China and elsewhere; the occurrence of pandemics, epidemics or disease outbreaks, such as the current COVID-19 outbreak; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, SARS, PED, BSE, ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions and issues relating to the announced expansion project; risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections imposed by foreign countries; difficulties or a significant disruption in our information systems or failure to implement new systems and software successfully, risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere; uncertainty regarding the exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could cause actual results to vary materially from the forward looking statements included in this release or negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. Other risks and uncertainties regarding Darling Ingredients Inc., its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling Ingredients Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.}

For More Information, contact:
Jim Stark, Vice President, Investor Relations Email : james.stark@darlingii.com
5601 MacArthur Blvd., Irving, Texas 75038 Phone : 972-281-4823